 EX‑35.10

(logo) TORCHLIGHT

LOAN SERVICES

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

COMM 2014-UBS5 Mortgage Trust (the “Trust”)

I, Jacob Baron, on behalf of Torchlight Loan Services, LLC, as special servicer for the Harwood Center Mortgage Loan (the “Certifying Servicer”), certify to Deutsche Mortgage & Asset Receiving Corporation, the Depositor, each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during that portion of the year from November 1 to December 31, 2016 (the “Reporting Period”) that it served as Special Servicer for the Harwood Center Mortgage Loan and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2. To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

Date: March 17, 2017

TORCHLIGHT LOAN SERVICES, LLC

By: /s/ Jacob Baron

Name: Jacob Baron

Title: Authorized Signatory

475 Fifth Avenue, New York, NY 10017

T 212.883.2800 F 212.883.2560

E info@torchlightloanservices.com

www.torchlightinvestors.com